United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       May 23, 2011

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

Perficient, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of May 23, 2011, by and among the Company, the guarantors from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto, Silicon Valley Bank, as administrative agent, lead arranger, book manager and issuing lender, and Bank of America, N.A. and U.S. Bank, N.A.  The Agreement replaces the Company’s Credit Agreement dated as of May 30, 2008.  The Credit Agreement provides for revolving credit borrowings of up to a maximum principal amount of $50 million, subject to a commitment increase of $25 million from existing lenders or new lenders, and the issuance of letters of credit in the aggregate amount of up to $1 million at any one time outstanding, which letters of credit reduce the credit available for revolving credit borrowings.  The credit facility will be used for ongoing general corporate purposes.  At this time, the full amount of the facility is available for future borrowings and letters of credit.

Revolving credit borrowings under the credit facility bear interest at the Company’s option of: (1) the sum of (a) the higher of (i) the prime rate as published in the Wall Street Journal and (ii) the Federal Funds Rate plus 0.50%, and (b) a margin of 0.00% to 0.50%; or (2) LIBOR plus a margin of 2.50% to 3.00%.  The applicable margin varies based on the Company’s consolidated leverage ratio.  The Company will incur quarterly commitment fees based on the unused amount of the credit facilities.

All outstanding amounts owed under the Credit Agreement become due and payable no later than the final maturity date of May 23, 2015.  The Credit Agreement contains customary affirmative and negative covenants, including, among other things, covenants requiring the Company to maintain certain financial ratios.  The Credit Agreement also contains customary representations and warranties as well as events of default.  Amounts outstanding under the Credit Agreement may be accelerated upon the occurrence of an event of default.

The obligations under the Credit Agreement are secured by first priority liens on all of the Company’s and its domestic subsidiaries’ assets, a pledge of all of the Company’s equity interests in its domestic subsidiaries and a pledge of 65% of the Company’s equity interests in its direct and indirect foreign subsidiaries.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01.  Regulation FD Disclosure.

On May 25, 2011, the Company issued a press release announcing entry into the Credit Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Amended and Restated Credit Agreement, dated as of May 23, 2011, by and among Perficient, Inc., as Borrower, the guarantors from time to time parties thereto, as Guarantors, the lenders from time to time parties thereto, Silicon Valley Bank, as Administrative Agent, Lead Arranger, Book Manager and Issuing Lender, and Bank of America, N.A. and U.S. Bank, N.A.

99.1	Perficient, Inc. Press Release, dated May 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: May 26, 2011	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1
Amended and Restated Credit Agreement, dated as of May 23, 2011, by and among Perficient, Inc., as Borrower, the guarantors from time to time parties thereto, as Guarantors, the lenders from time to time parties thereto, Silicon Valley Bank, as Administrative Agent, Lead Arranger, Book Manager and Issuing Lender, and Bank of America, N.A. and U.S. Bank, N.A.

99.1	Perficient, Inc. Press Release, dated May 25, 2011.